SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C.ss. 1350, the undersigned officers of Federated World Investment Series, Inc. on behalf of Federated Global Equity Fund, Federated International Value Fund, Federated International Capital Appreciation Fund, Federated International High Income Fund, Federated International Small Company Fund (the "Registrant"), hereby certify, to the best of our knowledge, that the Registrant's Report on Form N-CSR for the period ended November 30, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Dated: January 24, 2005

/s/ J. Christopher Donahue

Title: President, Principal Executive Officer



Dated: January 24, 2005

/s/ Richard J. Thomas

Title: Treasurer, Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C.ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.